As filed with the Securities and Exchange Commission on February 13, 2019

 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NETSHOES (CAYMAN) LIMITED

(Exact name of registrant as specified in its charter)

The Cayman Islands	98-1007784
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Rua Vergueiro 961, Liberdade 01504-001 São Paulo, São Paulo, Brazil
(Address of Principal Executive Offices)

Netshoes (Cayman) Limited 2012 Share Plan

(Full title of the plan)

COGENCY GLOBAL INC.

10 E. 40th Street, 10th floor

New York, NY 10016
(800) 221-0102

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐

Non-accelerated filer	☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common shares, nominal value US$0.0033 per common share	642,280(2)	US$4.61(3)	US$2,960,910.80	US$358.87
Common shares, nominal value US$0.0033 per common share	22,720(4)	US$2.68(4)	US$60,889.60	US$7.38
Total	665,000	-	US$3,021,800.40	US$366.25

(1)

Represents common shares, par value US$0.0033 per share (the “Common Shares”) of Netshoes (Cayman) Limited (the “Registrant”) issuable under the Netshoes (Cayman) Limited 2012 Share Plan (the “2012 Share Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) also covers an indeterminate number of additional Common Shares under the 2012 Share Plan which may be offered and issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(2)	Represents Common Shares issuable pursuant to options outstanding under the 2012 Share Plan.
(3)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price of US$4.61 per Common Share represents the weighted average of the exercise prices for outstanding options previously granted under the 2012 Share Plan.

(4)

These Common Shares are reserved for future award grants. Pursuant to Rule 457(c) and 457(h)(i) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based on a price of U$$2.68 per Common Share, which is the average of the high and low prices per share of the Common Shares reported on the New York Stock Exchange on February 8, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 665,000 common shares, par value US$0.0033 per common share (the “Common Shares”) of Netshoes (Cayman) Limited (the “Registrant”), issuable pursuant to the Netshoes (Cayman) Limited 2012 Share Plan (the “2012 Share Plan”), including Common Shares issuable pursuant to options outstanding under the 2012 Share Plan. In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on June 1, 2017 relating to the 2012 Share Plan (File No. 333-218430), including the information contained therein, are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

(a)

The Registrant’s annual report on Form 20-F filed with the Commission on March 29, 2018, (File No. 001-38055), which includes the Registrant’s audited consolidated financial statements as of December 31, 2016 and 2017 and for the years ended December 31, 2015, 2016 and 2017;

(b)

the Registrant’s current reports on Form 6-K furnished to the Commission on November 13, 2018 (Acc-No. 0001292814-18-003662), August 9, 2018 (Acc-No. 0001193125-18-244318) and May 14, 2018 (Acc-No 0001193125-18-162707), which contain our unaudited consolidated financial statements for each of the three first quarters of 2018; and

(c)

The description of the Common Shares contained in Registrant’s Registration Statement on Form 8-A (File No. 001-38055) filed with the Commission on April 6, 2017, which incorporates by reference the description of the Registrant’s Common Shares set forth under “Description of Share Capital” in the Registrant’s Registration Statement on Form F-1 (File No. 333-216727), as amended or supplemented, originally filed with the Commission on March 16, 2017, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description of Document

4.1

Fourth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.02 of Registration Statement on Form F-1 (File No. 333-216727) filed with the Securities and Exchange Commission on April 6, 2017);

4.2

Netshoes (Cayman) Limited 2012 Share Plan, adopted on April 16, 2012 (incorporated by reference to Exhibit 10.7 of Registration Statement on Form F-1 (File No. 333-216727) filed with the Securities and Exchange Commission on March 16, 2017)

5.1*	Opinion of Campbells

23.1*	Consent of Campbells (included in Exhibit 5.1)

23.2*	Consent of KPMG Auditores Independentes

24.1*	Power of Attorney (included in the signature page to this Registration Statement)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of São Paulo, Brazil, on February 13, 2019.

NETSHOES (CAYMAN) LIMITED

By:	/s/ Marcio Kumruian
Name: Marcio Kumruian
Title: Chief Executive Officer

By:	/s/ Alexandre Augusto Olivieri
Name: Alexandre Augusto Olivieri
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Marcio Kumruian and Alexandre Augusto Olivieri, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on February 13, 2019.

Name		Title

By:	/s/ Marcio Kumruian	Chief Executive Officer (principal executive officer)
Name: Marcio Kumruian

By:	/s/ Alexandre Augusto Olivieri	Chief Financial Officer (principal financial officer and principal accounting officer)
Name: Alexandre Augusto Olivieri

By:	/s/ Marcio Kumruian	Director (Chairman)
Name: Marcio Kumruian

By:	/s/ Pedro Reiss	Director
Name: Pedro Reiss

By:	/s/ Nilesh Lakhani	Director
Name: Nilesh Lakhani

By:	/s/ Frederico Brito e Abreu	Director
Name: Frederico Brito e Abreu

Name		Title
By:	/s/ Ricardo Knoepfelmacher	Director
Name: Ricardo Knoepfelmacher

By:	/s/ Andrew Béla Jánszky	Director
Name: Andrew Béla Jánszky

By:	/s/ Cogency Global Inc.	Authorized Representative in the United States
Name: Colleen DeVries
Title: Senior Vice President on behalf of Cogency Global Inc.